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                                                                    Exhibit 23.2

                      Consent of Independent Accountants

      We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated September 22, 1998 on our audits of the consolidated financial statements of Blue Rhino Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                       /s/ PricewaterhouseCoopers LLP
                                       Greensboro, North Carolina
                                       January 15, 1999